Exhibit 10ll

AMENDMENT NUMBER 5 TO CELLCO PARTNERSHIP

AMENDED AND

RESTATED PARTNERSHIP AGREEMENT

This Amendment dated as of January 21, 2011 (the “Amendment”), by and among Bell Atlantic Mobile Systems, Inc., GTE Wireless Incorporated, PCS Nucleus, L.P. and JV Partnerco, LLC.

WITNESSETH:

WHEREAS, the undersigned constitute all of the current parties to that certain Cellco Partnership Amended and Restated Partnership Agreement dated as of April 3, 2000 by and among the members of the Bell Atlantic Group and the members of the Vodafone Group (as further amended as of July 10, 2000, July 24, 2003, February 26, 2004 and July 16, 2010, the “Partnership Agreement”); and

WHEREAS, the undersigned desire to amend the Partnership Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows (capitalized terms used but not defined herein have the meanings ascribed to such terms in the Partnership Agreement):

1.	Amendment to the Partnership Agreement.

(a)     Effective as of the date first written above but only with respect to the Company’s Fiscal Years including and subsequent to the 2011 Fiscal Year, Section 7.1(b) of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“Tax Distributions.

The Company shall distribute to the Partners in accordance with the Partners’ Partnership Interests as promptly as reasonably practicable (and in any event within forty-five (45) days) after the end of each fiscal quarter in a Fiscal Year an amount equal to the excess, if any, of (i) the product of (A) the Estimated Taxable Income for the fiscal quarter and the prior fiscal quarters in the Fiscal Year and (B) the Tax Rate over (ii) the aggregate amounts distributed pursuant to this Section 7.1(b) with respect to the prior fiscal quarters in the Fiscal Year. As soon as reasonably practicable following the filing of the Company’s federal tax return (or any amended federal tax return) for a Fiscal Year, the Company shall distribute to the Partners with respect to such Fiscal Year an amount equal to the excess, if any, of (i) the product of (A) the Actual Taxable Income for such Fiscal Year and (B) the Tax Rate over (ii) the aggregate amounts distributed pursuant to this Section 7.1(b) with respect to the prior fiscal quarters in such Fiscal Year; provided, however, that if (i) the aggregate amounts distributed pursuant to this Section 7.1(b) with respect to the prior fiscal quarters in such Fiscal Year exceeds (ii) the product of (A) the

Actual Taxable Income for such Fiscal Year and (B) the Tax Rate then an amount equal to such excess shall reduce the amounts next distributable pursuant to this Section 7.1(b); and provided, further, that in determining Estimated Taxable Income and Actual Taxable Income for any relevant period, there shall be taken into account, in the manner determined by the Company, (i) any losses in other relevant periods, and (ii) any adjustment to the Company’s taxable income made with respect to any relevant period pursuant to a determination (within the meaning of Section 1313(a) of the Code; provided that such term shall also include agreed-upon Internal Revenue Service audit adjustments). The distributions pursuant to this Section 7.1(b) shall be referred to as “Tax Distributions”.”

(b)     Effective as of the date first written above, but only with respect to the Company’s Fiscal Years including and subsequent to the 2011 Fiscal Year, Section 1.1 is hereby amended by adding the following definitions:

“Actual Taxable Income” means, for the relevant period, the taxable income of the Company, determined in accordance with IRC Section 703(a) and as reported on the Company’s federal tax return (including any amended federal tax return), but excluding any items of taxable income, gain, loss, or deduction allocated pursuant to Section 6.8(c), (e) or (f) and any section 704(c) gain for which a distribution under Section 7.1(a) is to be made. For the avoidance of doubt, the determination of the Company’s taxable income shall not take into account any adjustment under IRC Section 743(b) associated with any Partner.

“Estimated Taxable Income” means, for the relevant period, an estimate of the taxable income of the Company, determined in good faith by the Tax Matters Partner in accordance with IRC Section 703(a), but excluding any items of taxable income, gain, loss, or deduction allocated pursuant to Section 6.8(c), (e) or (f) and any section 704(c) gain for which a distribution under Section 7.1(a) is to be made. For the avoidance of doubt, the determination of the Company’s taxable income shall not take into account any adjustment under IRC Section 743(b) associated with any Partner.

2.	Miscellaneous.

(a)     The laws of the State of Delaware shall govern the validity, interpretation, construction, performance, and enforcement of this Agreement, excluding the choice of laws provisions of the State of Delaware.

(b)     Except as modified herein, all other terms and provisions of the Partnership Agreement (including the Schedules thereto) are unchanged and remain in full force and effect.

(c)     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

This Agreement shall become effective when each party to this Agreement shall have received a counterpart hereof signed by the other party to this Agreement.

(d)     This Amendment shall be binding upon any permitted assignee, transferee, successor or assign to any of the parties hereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the date first written above.

BELL ATLANTIC MOBILE SYSTEMS, INC.

By:
Name: John W. Diercksen
Title: President

PCS NUCLEUS, L.P.

By:
Name: Megan Doberneck
Title: President and General Counsel

JV PARTNERCO, LLC

By:
Name: Megan Doberneck
Title: President and General Counsel

GTE WIRELESS INCORPORATED

By:
Name: John W. Diercksen
Title: President